Exhibit 23.2

PKF Certified Public Accountants A Professional Corporation	Accountants & business advisers

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of National Technical Systems, Inc. to be filed on or about July 8, 2011 for the registration of shares of its common stock of our report dated April 29, 2011, with respect to the consolidated financial statements of NQA, Inc. for the years ended January 31, 2011 and 2010, included in the Annual Report (Form 10-K) of National Technical Systems, Inc. for the year ended January 31, 2011.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PKF, P.C.
Boston, Massachusetts
July 7, 2011

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